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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                        Date of Report: October 19, 2005

                         The South Financial Group, Inc.
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             (Exact name of registrant as specified in its charter)

         South Carolina                 0-15083                57-0824914
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  (State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)              File Number)       Identification Number)

  102 South Main Street, Greenville, South Carolina             29601
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       (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02.   Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review

(a) On October 19, 2005, management and the Audit Committee of the Board of Directors of The South Financial Group, Inc. ("TSFG") determined that TSFG's financial statements for the quarters ended March 31, 2005 and June 30 2005, and for the years ended December 31, 2002, 2003 and 2004 and the related quarterly periods should no longer be relied upon, as a result of accounting treatment related to its interest rate swaps associated with brokered certificates of deposits ("CDs").

         Since 2001, TSFG has entered into various interest rate swaps to hedge the interest rate risk inherent in certain of its brokered CDs. Since inception of the hedging program, TSFG has applied the "short-cut method" of fair value hedge accounting under Financial Accounting Standards ("FAS") 133 to account for the swaps. TSFG has determined that these swaps did not qualify for the short-cut method because the related broker fee was determined (in retrospect) to have caused the swap not to have a zero value at inception (which is required under FAS 133 to qualify for the short-cut method). Although the financial statement impact of applying the "long-haul" method of effectiveness testing using FAS 133 and the results under the "short-cut" method show no material difference in the effectiveness of the swaps, hedge accounting under FAS 133 is not allowed for the affected periods because the hedge documentation required for the "long-haul" method was not in place at the inception of the hedge.

         As a result, TSFG expects that the financial statements for the years ended December 31, 2002, 2003 and 2004 and for the six months ended June 30, 2005 will reflect a cumulative adjustment of approximately $4.9 million (net of income taxes) to account for the interest rate swaps as if fair value hedge accounting for the brokered CDs was never applied. In addition, TSFG expects that the third quarter 2005 will include a charge of approximately $9.8 million (net of income taxes), to reflect the same treatment.

         Fair value hedge accounting allows a company to record the change in fair value of the hedged item (in this case, brokered CDs) as an adjustment to income as an offset to the mark-to-market adjustment on the related interest rate swap. Eliminating the application of fair value hedge accounting reverses the fair value adjustments that have been made to the brokered CDs. TSFG has redesignated these interest rate swaps as fair value hedges utilizing the "long haul" method of effectiveness testing, and as a result, should receive hedge accounting treatment for these swaps for future periods.

         TSFG intends to refile and restate its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 to reflect the proper accounting treatment.

         Management and the Audit Committee have discussed the matters disclosed in this Form 8-K with KPMG LLP, who served as TSFG's external auditors for all affected periods, in reaching the conclusion to restate the financial statements for the above-mentioned periods to reflect the correction of the error.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE SOUTH FINANCIAL GROUP, INC.


October 19, 2005                          By:  /s/ William S. Hummers III
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                                               William S. Hummers III
                                               Executive Vice President and CFO